                                                                      Exhibit 99

                      [Ary, Earman and Roepcke Letterhead]



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Abercrombie & Fitch Co. and the
Plan Administrator of the Abercrombie
& Fitch Co. Savings and Retirement Plan:


        We have audited the accompanying statement of net assets available for benefits of the Abercrombie & Fitch Co. Savings and Retirement Plan as of December 31, 1998, and the related statement of changes in net assets available for benefits for the period July 1, 1998 (effective date) to December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998, and the changes in net assets available for benefits for the period July 1, 1998 (effective date) to December 31, 1998, in conformity with generally accepted accounting principles.

        Our audit were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of investments held for investment purposes, and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                             /s/ Ary, Earman and Roepcke


Columbus, Ohio,
February 11, 1999.


2929 Kenny Road, Suite 280, Columbus, Ohio 43221 (614)459-3868 FAX (614)459-0219

               ABERCROMBIE & FITCH CO. SAVINGS AND RETIREMENT PLAN
               ---------------------------------------------------

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------

                                DECEMBER 31, 1998
                                -----------------

                                                       Fixed                                     Abercrombie               Intimate
                                                      Income    Index-500  U.S. Growth Wellington   & Fitch    Limited      Brands
                                            TOTAL      Fund       Fund        Fund        Fund    Stock Fund  Stock Fund  Stock Fund
                                        ----------  ----------  ---------  ----------- ---------- ----------  ----------  ----------
ASSETS
------

Investments, at Fair Value:
  Determined by Quoted Market Price:
   Shares of Registered Investment
     Company:
       Vanguard Retirement Savings
        Trust Fund                      $1,551,434  $1,551,434  $       -   $        -  $      -  $      -   $        -   $     -
       Vanguard Index Trust - 500
        Portfolio                        1,912,549           -   1,912,549           -         -         -            -         -
       Vanguard U.S. Growth Portfolio    2,386,076           -           -   2,386,076         -         -            -         -
       Vanguard Wellington Fund            357,837           -           -           -   357,837         -            -         -
   Common Stock:
     Abercrombie & Fitch Co.               660,381           -           -           -         -   660,381            -         -
     The Limited, Inc.                   1,124,400           -           -           -         -         -    1,124,400         -
     Intimate Brands, Inc.                  62,020           -           -           -         -         -            -    62,020
  At Estimated Fair Value:
   Common Collective Trust                   1,096       1,096           -           -         -         -            -         -
                                        ----------  ----------  ----------  ----------  --------  --------   ----------   -------
     Total Investments                   8,055,793   1,552,530   1,912,549   2,386,076   357,837   660,381    1,124,400    62,020

Contribution Receivable from Employers     798,352     338,195     177,467     191,631    58,355    32,704            -         -
Receivable from Employers for Withheld
  Participants' Contributions               51,069       8,763      16,187      16,901     5,921     3,297            -         -
Fund Transfers                                   -      18,220           -           -         -         -       (9,414)   (8,806)
                                        ----------  ----------  ----------  ----------  --------  --------   ----------   -------
     Total Assets                        8,905,214   1,917,708   2,106,203   2,594,608   422,113   696,382    1,114,986    53,214
                                        ----------  ----------  ----------  ----------  --------  --------   ----------   -------
LIABILITIES
-----------

Administrative Fees Payable                  1,919         456         464         582        93         4          305        15
                                        ----------  ----------  ----------  ----------  --------  --------   ----------   -------
     Total Liabilities                       1,919         456         464         582        93         4          305        15
                                        ----------  ----------  ----------  ----------  --------  --------   ----------   -------
NET ASSETS AVAILABLE FOR BENEFITS       $8,903,295  $1,917,252  $2,105,739  $2,594,026  $422,020  $696,378   $1,114,681   $53,199
                                        ==========  ==========  ==========  ==========  ========  ========   ==========   =======


    The accompanying notes are an integral part of this financial statement.
                                       F-1

               ABERCROMBIE & FITCH CO. SAVINGS AND RETIREMENT PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

        FOR THE PERIOD JULY 1, 1998 (EFFECTIVE DATE) TO DECEMBER 31, 1998


                                                     Fixed                                        Abercrombie
                                                     Income     Index-500   U.S. Growth Wellington & Fitch      Limited     Brands
                                          Total       Fund         Fund         Fund      Fund     Stock Fund  Stock Fund Stock Fund
                                       ----------  ----------   ----------  ----------- ---------- ----------  ---------- ---------
Investment Income:
   Net Appreciation (Depreciation) in
     Fair Value of Investments         $  345,094  $        -   $  145,176   $  128,532  $(24,555)  $246,204   $ (155,036)  $ 4,773
   Mutual Funds' Earnings                 258,864      50,706       21,882      149,018    37,258          -            -         -
   Dividends                               10,559           -            -            -         -          -        9,989       570
   Common Collective Trust Earnings           405         405            -            -         -          -            -         -
                                       ----------  ----------   ----------   ----------  --------   --------   ----------   -------

     Total Investment Income (Loss)       614,922      51,111      167,058      277,550    12,703    246,204     (145,047)    5,343
                                       ----------  ----------   ----------   ----------  --------   --------   ----------   -------

Contributions:
   Employers                              939,578     368,404      221,620      237,369    74,582     37,603            -         -
   Participants                           563,986     126,983      188,331      195,402    35,731     17,539            -         -
                                       ----------  ----------   ----------   ----------  --------   --------   ----------   -------

     Total Contributions                1,503,564     495,387      409,951      432,771   110,313     55,142            -         -
                                       ----------  ----------   ----------   ----------  --------   --------   ----------   -------

Interfund Transfers                             -      (9,198)      (2,464)      29,102    (3,013)    13,388      (18,882)   (8,933)

Administrative Expense                     (1,919)       (456)        (464)        (582)      (93)        (4)        (305)      (15)

Benefits to Participants                 (293,873)   (155,062)     (50,815)     (59,972)  (22,080)      (536)      (5,108)     (300)
                                       ----------  ----------   ----------   ----------  --------   --------   ----------   -------

Increase (Decrease) in Net Assets
   Available for Benefits               1,822,694     381,782      523,266      678,869    97,830    314,194     (169,342)   (3,905)

Transfer of Net Assets Available for
   Benefits from Former Plan            7,080,601   1,535,470    1,582,473    1,915,157   324,190    382,184    1,284,023    57,104
                                       ----------  ----------   ----------   ----------  --------   --------   ----------   -------

Ending Net Assets Available for
   Benefits                            $8,903,295  $1,917,252   $2,105,739   $2,594,026  $422,020   $696,378   $1,114,681   $53,199
                                       ==========  ==========   ==========   ==========  ========   ========   ==========   =======






    The accompanying notes are an integral part of this financial statement.
                                       F-2

               ABERCROMBIE & FITCH CO. SAVINGS AND RETIREMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS








(1)      DESCRIPTION OF THE PLAN
         -----------------------

         General
         -------

         The Abercrombie & Fitch Co. Savings and Retirement Plan (the "Plan") is a defined contribution plan covering certain employees of Abercrombie & Fitch Co. (the "Employer") who are at least 21 years of age and have completed 1,000 or more hours of service during their first consecutive twelve months of employment or any calendar year beginning in or after their first consecutive twelve months of employment.

         The Limited, Inc. owned 84.2% of the outstanding Common Stock of
              Abercrombie & Fitch Co. until the completion of a tax-free exchange offer (the "Exchange Offer") on May 19, 1998, establishing the Employer as an independent company. Subsequent to the Exchange Offer the net assets available for benefits allocated to the employees of the Employer were transferred to the Plan.

         The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

         Contributions
         -------------

         Employer Contributions:

         The Employer may provide a non-service related retirement contribution of 4% of annual compensation up to the Social Security wage base and 7% of annual compensation after that and a service related retirement contribution of 1% of annual compensation for participants who have completed five or more years of vesting service as of the last day of the Plan year. Participants who complete 500 hours of service during the Plan year and are participants on the last day of the Plan year are eligible. The annual compensation of each participant taken into account under the Plan is limited to the maximum amount permitted under Section 401(a)(17) of the Internal Revenue Code. The annual compensation limit for the Plan year ended December 31, 1998, was $160,000.

         The Employer may provide a matching contribution of 100% of the participant's voluntary contributions up to 3% of the participant's total annual compensation.

         Participant Voluntary Contributions:

         A participant may elect to make a voluntary tax-deferred contribution of 1% to 6% of his or her annual compensation up to the maximum permitted under Section 402(g) of the Internal Revenue Code adjusted annually ($10,000 at December 31, 1998). This voluntary tax-deferred contribution may be limited by Section 401(k) of the Internal Revenue Code.

         Vesting
         -------

         A participant is fully and immediately vested for voluntary and rollover contributions and is credited with a year of vesting service in the Employer's contributions for each Plan year that they are credited with at least 500 hours of service. A summary of vesting percentages in the Employer's contributions follows:

              Years of Vested Service                            Percentage
              -----------------------                            ----------
                  Less than 3 years                                       0%
                  3 years                                                20
                  4 years                                                40
                  5 years                                                60
                  6 years                                                80
                  7 years                                               100

         Payment of Benefits
         -------------------

         The full value of participants' accounts becomes payable upon retirement, disability, or death. Upon termination of employment for any other reason participants' accounts, to the extent vested, become payable. Those participants with vested account balances greater than $5,000 have the option of leaving their accounts invested in the Plan until age 65. All benefits will be paid as a lump-sum distribution. Those participants holding shares of Employer securities will have the option of receiving such amounts in whole shares of Employer securities and cash for any fractional shares. Participants have the option of having their benefit paid directly to an eligible retirement plan specified by the participant.

         A participant who is fully vested in his or her account and who has participated in the Plan for at least seven years may obtain an in-service withdrawal from their account based on the percentage amounts designated by the Plan. A participant may also request a hardship distribution due to an immediate and heavy financial need based on the terms of the Plan.

         Amounts Allocated Participants Withdrawn from the Plan
         ------------------------------------------------------

         The vested portion of net assets available for benefits allocated to participants withdrawn from the plan as of December 31, 1998, is set forth below:

                                                                         1998
                                                                      --------
              Fixed Income Fund                                        $     -
              Index-500 Fund                                             1,554
              U.S. Growth Fund                                          10,015
              Wellington Fund                                                -
              Abercrombie & Fitch Stock Fund                                 -
              Limited Stock Fund                                             -
              Intimate Brands Stock Fund                                     -
                                                                       -------
                                                                       $11,569
                                                                       =======

         Forfeitures
         -----------

         Forfeitures are used to reduce the Employer's required contributions.
              Utilized forfeitures for 1998, is set forth below:

                                                                        1998
                                                                      --------
              Fixed Income Fund                                       $123,080
              Index-500 Fund                                            47,949
              U.S. Growth Fund                                          41,045
              Wellington Fund                                           12,117
              Abercrombie & Fitch Stock Fund                               247
              Limited Stock Fund                                             -
              Intimate Brands Stock Fund                                     -
                                                                      --------
                                                                      $224,438
                                                                      ========

         Tax Determination
         -----------------

         The Plan is in the process of obtaining a determination letter from the Internal Revenue Service. The Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, the following Federal income tax rules will apply to the Plan:

                  Voluntary tax-deferred contributions made under the Plan by a participant and contributions made by the Employer to participant accounts are generally not taxable until such amounts are distributed.

                  The participants are not subject to Federal income tax on interest, dividends, or gains in their particular accounts until distributed.

         The foregoing is only a brief summary of certain tax implications and applies only to Federal tax regulations currently in effect.


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         Basis of Accounting
         -------------------

         The Plan's financial statements are prepared on the accrual basis of accounting. Assets of the Plan are valued at fair value. The preparation of the financial statements in conformity with generally accepted accounting principles requires the Plan's management to use estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.

         Income Recognition
         ------------------

         Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

         Investment Valuation
         --------------------

         Mutual funds are stated at fair value as determined by quoted market prices, which represents the net asset value of shares held by the Plan at year end. Common stock is valued as determined by quoted market price.

         Net Appreciation (Depreciation) in Fair Value of Investments
         ------------------------------------------------------------

         Net realized and unrealized appreciation (depreciation) is recorded in the accompanying statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.

         Brokerage fees are added to the acquisition costs of assets purchased and subtracted from the proceeds of assets sold.

         Administrative Expenses
         -----------------------

         Certain expenses incurred in connection with the general administration of the Plan are paid by the Plan and are recorded in the accompanying statement of changes in net assets.

         Benefit Payments
         ----------------

         Benefits are recorded when paid.

(3)      INVESTMENTS
         -----------

         The Plan's investments are held by The Chase Manhattan Bank, trustee.
              Investments that represent 5 percent or more of the Plan's net assets are separately identified.

                                                                             1998
                                                                         ----------
              Investments at Fair Value as Determined by
                  Quoted Market Price:
                      Shares of Registered Investment Companies:
                           Vanguard Retirement Savings Trust Fund        $1,551,434
                           Vanguard Index 500 Portfolio Fund              1,912,549
                           Vanguard World Fund, U.S. Growth Portfolio     2,386,076
                           Other                                            357,837
                      Common Stock:
                           Abercrombie & Fitch Co.                          660,381
                           The Limited, Inc.                              1,124,400
                           Other                                             62,020
                                                                         ----------
                                                                          8,054,697
                  Estimated Fair Value:
                      Common Collective Trust                                 1,096
                                                                         ----------
                           Total Investments                             $8,055,793
                                                                         ==========


         During the period July 1, 1998 (effective date) to December 31, 1998 the Plan's investments (including investments bought, sold, delivered to participants, and held during the period) appreciated in value by $345,094 as follows:

              Investments at Fair Value as Determined by
                  Quoted Market Price:
                      Shares of Registered Investment Companies            $249,153
                      Common Stock                                           95,941
                                                                           --------

                      Net Change in Fair Value                              345,094

              Investments at Estimated Fair Value:
                      Common Collective Trust                                  -
                                                                           --------
                           Net Change in Fair Value                        $345,094
                                                                           ========


         Contributions under the Plan are invested in one of five investment funds: (1) the Fixed Income Fund, which is invested in the Vanguard Retirement Savings Trust Fund, (2) the Index-500 Fund, which is invested in the Vanguard Index - 500 Portfolio, (3) the U.S. Growth Fund, which is invested in the Vanguard U.S. Growth Portfolio, (4) the Wellington Fund, which is invested in the Vanguard Wellington Fund, and (5) Abercrombie & Fitch Co. Stock Fund, which is invested in the common stock of Abercrombie & Fitch Co., a Delaware corporation.

         The accounts of participants who were covered by The Limited, Inc.'s plan and had their accounts invested in the common stock of The Limited, Inc. or Intimate Brands, Inc., were permitted to transfer their shares to the Plan if they so elected. These shares are held in the respective stock fund to which no additional contributions may be made.

         Participants' voluntary and Employer's contributions may be invested in any one or more of the funds, at the election of the participant.

         Participants' may make or change an investment direction as of the first day of any month of the Plan year.

(4)      PLAN ADMINISTRATION
         -------------------

         The Plan is administered by a Committee, the members of which are appointed by the Board of Directors of the Employer.

(5)      PLAN TERMINATION
         ----------------

         Although the Employer has not expressed any intent to do so, the Employer has the right under the Plan to discontinue their contributions at any time. Abercrombie & Fitch Co. has the right at any time, by action of its Board of Directors, to terminate the Plan subject to provisions of ERISA. Upon Plan termination or partial termination, participants will become fully vested in their accounts.

(6)      RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
         ---------------------------------------------------

         The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:

                                                                       1998
                                                                    ----------
              Net Assets Available for Benefits
                  Per the Financial Statements                      $8,903,295
              Amounts Allocated to Withdrawing
                  Participants                                         (11,569)
                                                                    ----------
              Net Assets Available for Benefits
                  Per Form 5500                                     $8,891,726
                                                                    ==========


         The following is a reconciliation of benefits paid to participants per the financial statements to Form 5500:

                                                                        1998
                                                                      --------
              Benefits Paid to Participants Per the Financial
                  Statements                                          $293,873
              Amounts allocated to Withdrawing Participants:
                  At December 31, 1998                                  11,569
                                                                      --------

              Benefits Paid to Participants Per Form 5500             $305,442
                                                                      ========

         Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                                                                      SCHEDULE I

               ABERCROMBIE & FITCH CO. SAVINGS AND RETIREMENT PLAN
               ---------------------------------------------------
                            EIN #31-1228829 PLAN #001
                            -------------------------
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
           ----------------------------------------------------------
                                DECEMBER 31, 1998
                                -----------------

                                    Description of Investment Including Maturity
    Identity of Issue, Borrower,     Date, Rate of Interest, Collateral, Par or                             Current
     Lessor, or Similar Party                       Maturity Value                          Cost             Value
---  --------------------------   --------------------------------------------------     ----------       -----------
*    Abercrombie & Fitch Co.      9,334 Shares of common Stock, Class A, Par             $  163,556       $  660,381
                                  Value $0.01

     The Limited, Inc.            38,606 Shares of Common Stock, Par Value $0.50            481,322        1,124,400

     Intimate Brands, Inc.        2,076 Shares of Common Stock, Class A                      47,238           62,020

     The Vanguard Group           1,551,434 Shares of Vanguard Retirement Savings         1,551,434        1,551,434
                                  Trust Fund

     The Vanguard Group           16,775 Shares of Vanguard Index 500 Portfolio           1,186,938        1,912,549
                                  Fund

     The Vanguard Group           62,969 Shares of Vanguard World Fund, U.S.              1,612,091        2,386,076
                                  Growth Portfolio

     The Vanguard Group           12,192 Shares of Vanguard Wellington Fund                 347,737          357,837

*    Chase Manhattan Bank         1,096 Shares of Chase Manhattan Bank Enhanced               1,096            1,096
                                  Cash Investment Fund, a Common/Collective Trust,
                                  7 Day Net annualized Yield on 12/31/98 of 5.48%

(*) Represents a party in interest

          The accompanying notes are an integral part of this schedule.
                                       F-8

                                                                     SCHEDULE II
               ABERCROMBIE & FITCH CO. SAVINGS AND RETIREMENT PLAN
               ---------------------------------------------------
                            EIN #31-1228829 PLAN #001
                            -------------------------
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                 ----------------------------------------------
        FOR THE PERIOD JULY 1, 1998 (EFFECTIVE DATE) TO DECEMBER 31, 1998
        -----------------------------------------------------------------

                                                                                                   Current
                                                                          Expense                  Value of
   Identity                                                               Incurred                 Asset on
   of Party                             Purchase    Selling     Lease       With          Cost    Transaction  Net Gain
   Involved     Description of Asset     Price       Price      Rental   Transaction    of Asset      Date     or (Loss)
--------------  ---------------------   --------    -------     ------   -----------    --------   ----------  ---------
* Abercrombie & Abercrombie & Fitch     $  36,001              $  -      $    -                     $ 36,001
  Fitch Co.     Common Stock                        $  4,008                  -         $  1,377       4,008    $ 2,631

  Intimate      Intimate Brands,              574                 -           -                          574
  Brands, Inc.  Inc. Common Stock                        638                  -              409         638        229

  The Limited,  The Limited, Inc.          10,034                 -           -                       10,034
  Inc.          Common Stock                          13,997                  -            6,485      13,997      7,512

  The Vanguard  Vanguard Retirement       214,528                 -           -                      214,528
  Group         Savings Trust Fund                   187,542                  -          187,542     187,542      -

  The Vanguard  Vanguard Index 500        275,780                 -           -                      275,780
  Group         Portfolio Fund                        70,227                  -           48,549      70,227     21,678

  The Vanguard  Vanguard World Fund,      427,239                 -           -                      427,239
  Group         U.S. Growth                           64,141                  -           44,067      64,141     20,074
                Portfolio

  The Vanguard  Vanguard Wellington        94,300                 -           -                       94,300
  Group         Fund                                  28,590                  -           26,733      28,590      1,857

* Chase         Chase Manhattan Bank      443,546                 -           -                      443,546
  Manhattan     Enhanced Cash                        442,450                  -          442,450     442,450      -
  Bank          Investment Fund

(*)Represents a party in interest

          The accompanying notes are an integral part of this schedule.
                                       F-9

                                                          Exhibit 1 to Form 11-K
                                                          ----------------------

                            ARY, EARMAN AND ROEPCKE
                          Certified Public Accountants



         Consent of Ary, Earman & Roepcke, CPA's, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60203), pertaining to the Abercrombie & Fitch Co. Savings and Retirement Plan, and in the related Prospectus, our report dated February 11, 1999, with respect to the financial statements and schedules of the Abercrombie & Fitch Co. Savings and Retirement Plan included in this Annual Report (Form 11-K) for the period July 1, 1998 (effective date) to December 31, 1998.


                                         ARY, EARMAN AND ROEPCKE, CPA'S

                                         /s/ Ary, Earman and Roepcke

Columbus, Ohio
April 22, 1999